Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY SECOND QUARTER 2016 FINANCIAL RESULTS

Strong execution and higher prices drive solid results

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Second quarter 2016 net earnings of $0.29 per share; earnings before items[1] of $0.61 per share
•	Personal Care sales growth of 6% year-over-year
•	Announced a 4% increase to quarterly dividend

Fort Mill, July 27, 2016 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $18 million ($0.29 per share) for the second quarter of 2016 compared to net earnings of $4 million ($0.06 per share) for the first quarter of 2016 and net earnings of $38 million ($0.60 per share) for the second quarter of 2015. Sales for the second quarter of 2016 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $38 million ($0.61 per share) for the second quarter of 2016 compared to earnings before items1 of $22 million ($0.35 per share) for the first quarter of 2016 and earnings before items1 of $39 million ($0.61 per share) for the second quarter of 2015.

Second quarter 2016 items:

➢	Litigation settlement of $2 million ($2 million after tax);
➢	Impairment of property, plant & equipment of $3 million ($2 million after tax); and
➢	Closure and restructuring costs of $21 million ($16 million after tax).

First quarter 2016 items:

➢	Closure and restructuring costs of $2 million ($2 million after tax); and
➢	Impairment of property, plant & equipment of $21 million ($16 million after tax).

Second quarter 2015 items:

➢	Closure and restructuring costs of $1 million ($1 million after tax);

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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➢	Gain on disposal of property, plant and equipment of $14 million ($11 million after tax); and
➢	Impairment of property, plant & equipment of $18 million ($11 million after tax).

“We had a solid performance given the extensive scheduled maintenance outages and the Ashdown conversion. Our focus on costs and execution resulted in below-plan maintenance spending, and we benefited from higher pulp and paper prices with the implementation of recently announced price increases,” said John D. Williams, President and Chief Executive Officer. “The conversion of the Ashdown paper machine to fluff pulp continues to progress, with the start-up scheduled over the next few days. This is another milestone within our strategic roadmap of pursuing growth opportunities that capitalize on our core competencies.”

Mr. Williams added, “In Personal Care, our sales momentum continues to build, with sales increasing 6% year-over-year as a result of new customer wins. During the quarter, we continued to reinvest in growth, mostly to complete our product assortment, enhance consumer and category insights and deliver innovation to secure additional sales expansion.”

QUARTERLY REVIEW

Operating income was $39 million in the second quarter of 2016 compared to operating income of $18 million in the first quarter of 2016. Depreciation and amortization totaled $87 million in the second quarter of 2016.

Operating income before items1 was $65 million in the second quarter of 2016 compared to an operating income before items1 of $41 million in the first quarter of 2016.

(In millions of dollars)	2Q 2016	1Q 2016

Sales	$1,267	$1,287
Operating income (loss)
Pulp and Paper segment	35	19
Personal Care segment	15	14
Corporate	(11)	(15)
Total operating income	39	18
Operating income before items[1]	65	41
Depreciation and amortization	87	89

The increase in operating income in the second quarter of 2016 was the result of lower impairment of property, plant & equipment charge, higher average selling prices, lower raw material costs, lower freight costs and lower maintenance and other costs. These factors were partially offset by higher closure and restructuring costs, lower volumes, unfavorable exchange rates and a litigation settlement.

When compared to the first quarter of 2016, manufactured paper shipments were down 4.3% and pulp shipments decreased 2.4%. The shipments-to-production ratio for paper was 105% in the second quarter of

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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2016, compared to 100% in the first quarter of 2016. Paper inventories decreased by 37,000 tons and pulp inventories decreased by 16,000 metric tons when compared to the first quarter of 2016.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $118 million and capital expenditures were $119 million, resulting in negative free cash flow1 of $1 million for the second quarter of 2016. Domtar’s net debt-to-total capitalization ratio1 stood at 30% at June 30, 2016 and at March 31, 2016.

OUTLOOK

Domtar paper shipments are expected to trend with market demand in the second half of 2016. Our paper business should continue to benefit from recently announced price increases while we expect some short-term pricing volatility in pulp. Lower maintenance activity and better productivity should positively impact results in Pulp and Paper. Personal Care results are expected to benefit from the new customer wins, market growth and cost savings from the new manufacturing platform. Raw material unit costs are expected to moderately increase.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its second quarter 2016 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 505-9573 (toll free - North America) or 1 (416) 204-9498 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its third quarter 2016 earnings results on October 27, 2016 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.3 billion and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2015 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
	(Unaudited)
	$	$	$	$

Selected Segment Information
Sales
Pulp and Paper	1,054	1,110	2,139	2,256
Personal Care	228	216	444	434
Total for reportable segments	1,282	1,326	2,583	2,690
Intersegment sales	(15)	(16)	(29)	(32)
Consolidated sales	1,267	1,310	2,554	2,658
Depreciation and amortization and impairment of property, plant and equipment
Pulp and Paper	72	75	145	149
Personal Care	15	16	31	32
Total for reportable segments	87	91	176	181
Impairment of property, plant and equipment - Pulp and Paper	3	18	24	37
Consolidated depreciation and amortization and impairment of property, plant and equipment	90	109	200	218

Operating income (loss)
Pulp and Paper	35	55	54	130
Personal Care	15	17	29	27
Corporate	(11)	(10)	(26)	(24)
Consolidated operating income	39	62	57	133
Interest expense, net	15	25	32	51
Earnings before income taxes	24	37	25	82
Income tax expense (benefit)	6	(1)	3	8
Net earnings	18	38	22	74
Per common share (in dollars)
Net earnings
Basic	0.29	0.60	0.35	1.16
Diluted	0.29	0.60	0.35	1.16
Weighted average number of common shares outstanding (millions)
Basic	62.6	63.6	62.7	63.7
Diluted	62.7	63.7	62.8	63.8
Cash flows provided from operating activities	118	122	215	249
Additions to property, plant and equipment	119	66	219	136

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
	(Unaudited)
	$	$	$	$

Sales	1,267	1,310	2,554	2,658
Operating expenses
Cost of sales, excluding depreciation and amortization	1,013	1,052	2,063	2,114
Depreciation and amortization	87	91	176	181
Selling, general and administrative	104	99	207	199
Impairment of property, plant and equipment	3	18	24	37
Closure and restructuring costs	21	1	23	2
Other operating loss (income), net	—	(13)	4	(8)
	1,228	1,248	2,497	2,525
Operating income	39	62	57	133
Interest expense, net	15	25	32	51
Earnings before income taxes	24	37	25	82
Income tax expense (benefit)	6	(1)	3	8
Net earnings	18	38	22	74
Per common share (in dollars)
Net earnings
Basic	0.29	0.60	0.35	1.16
Diluted	0.29	0.60	0.35	1.16
Weighted average number of common shares outstanding (millions)
Basic	62.6	63.6	62.7	63.7
Diluted	62.7	63.7	62.8	63.8

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 30,	December 31,
	2016	2015
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	111	126
Receivables, less allowances of $6 and $6	608	627
Inventories	753	766
Prepaid expenses	55	21
Income and other taxes receivable	31	14
Total current assets	1,558	1,554
Property, plant and equipment, net	2,906	2,835
Goodwill	543	539
Intangible assets, net	598	601
Other assets	163	125
Total assets	5,768	5,654
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	1	—
Trade and other payables	693	720
Income and other taxes payable	24	27
Long-term debt due within one year	64	41
Total current liabilities	782	788
Long-term debt	1,237	1,210
Deferred income taxes and other	681	654
Other liabilities and deferred credits	352	350
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,959	1,966
Retained earnings	1,157	1,186
Accumulated other comprehensive loss	(401)	(501)
Total shareholders' equity	2,716	2,652
Total liabilities and shareholders' equity	5,768	5,654

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the six months ended
	June 30, 2016	June 30, 2015
	(Unaudited)
	$	$
Operating activities
Net earnings	22	74
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	176	181
Deferred income taxes and tax uncertainties	(5)	(32)
Impairment of property, plant and equipment	24	37
Net gains on disposals of property, plant and equipment	—	(15)
Stock-based compensation expense	3	3
Other	(4)	—
Changes in assets and liabilities, excluding effect of acquisition of business
Receivables	25	—
Inventories	18	(23)
Prepaid expenses	(13)	(10)
Trade and other payables	(8)	(18)
Income and other taxes	(16)	46
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(3)	3
Other assets and other liabilities	(4)	3
Cash flows provided from operating activities	215	249
Investing activities
Additions to property, plant and equipment	(219)	(136)
Proceeds from disposals of property, plant and equipment	—	7
Acquisition of business, net of cash acquired	(1)	—
Other	—	9
Cash flows used for investing activities	(220)	(120)
Financing activities
Dividend payments	(50)	(50)
Stock repurchase	(10)	(30)
Net change in bank indebtedness	1	(9)
Change in revolving bank credit facility	(50)	—
Proceeds from receivables securitization facility	120	—
Repayments of receivables securitization facility	(20)	—
Repayments of long-term debt	(1)	(2)
Other	(1)	1
Cash flows used for financing activities	(11)	(90)
Net (decrease) increase in cash and cash equivalents	(16)	39
Impact of foreign exchange on cash	1	(6)
Cash and cash equivalents at beginning of period	126	174
Cash and cash equivalents at end of period	111	207
Supplemental cash flow information
Net cash payments for:
Interest	32	48
Income taxes paid, net	27	2

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2016			2015
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	4	18	22	36	38	11	57	142
(+)	Impairment of property, plant and equipment	($)	16	2	18	12	11	12	12	47
(+)	Closure and restructuring costs	($)	2	16	18	1	1	1	1	4
(+)	Litigation settlement	($)	—	2	2	—	—	—	—	—
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	(1)	(11)	—	—	(12)
(+)	Debt refinancing costs	($)	—	—	—	—	—	30	—	30
(=)	Earnings before items	($)	22	38	60	48	39	54	70	211
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	62.8	62.7	62.8	63.9	63.7	63.0	62.9	63.4
(=)	Earnings before items per diluted share	($)	0.35	0.61	0.96	0.75	0.61	0.86	1.11	3.33

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	4	18	22	36	38	11	57	142
(+)	Income tax (benefit) expense	($)	(3)	6	3	9	(1)	(14)	20	14
(+)	Interest expense, net	($)	17	15	32	26	25	64	17	132
(=)	Operating income	($)	18	39	57	71	62	61	94	288
(+)	Depreciation and amortization	($)	89	87	176	90	91	89	89	359
(+)	Impairment of property, plant and equipment	($)	21	3	24	19	18	20	20	77
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	(1)	(14)	—	—	(15)
(=)	EBITDA	($)	128	129	257	179	157	170	203	709
(/)	Sales	($)	1,287	1,267	2,554	1,348	1,310	1,292	1,314	5,264
(=)	EBITDA margin	(%)	10%	10%	10%	13%	12%	13%	15%	13%
	EBITDA	($)	128	129	257	179	157	170	203	709
(+)	Closure and restructuring costs	($)	2	21	23	1	1	1	1	4
(+)	Litigation settlement	($)	—	2	2	—	—	—	—	—
(=)	EBITDA before items	($)	130	152	282	180	158	171	204	713
(/)	Sales	($)	1,287	1,267	2,554	1,348	1,310	1,292	1,314	5,264
(=)	EBITDA margin before items	(%)	10%	12%	11%	13%	12%	13%	16%	14%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2016			2015
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of "Free cash flow" to Cash flows provided from operating activities
	Cash flows provided from operating activities	($)	97	118	215	127	122	67	137	453
(-)	Additions to property, plant and equipment	($)	(100)	(119)	(219)	(70)	(66)	(66)	(87)	(289)
(=)	Free cash flow	($)	(3)	(1)	(4)	57	56	1	50	164

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	6	1		6	1	1	—
(+)	Long-term debt due within one year	($)	41	64		169	169	42	41
(+)	Long-term debt	($)	1,211	1,237		1,170	1,169	1,236	1,210
(=)	Debt	($)	1,258	1,302		1,345	1,339	1,279	1,251
(-)	Cash and cash equivalents	($)	(97)	(111)		(183)	(207)	(128)	(126)
(=)	Net debt	($)	1,161	1,191		1,162	1,132	1,151	1,125
(+)	Shareholders' equity	($)	2,736	2,716		2,710	2,761	2,659	2,652
(=)	Total capitalization	($)	3,897	3,907		3,872	3,893	3,810	3,777
	Net debt	($)	1,161	1,191		1,162	1,132	1,151	1,125
(/)	Total capitalization	($)	3,897	3,907		3,872	3,893	3,810	3,777
(=)	Net debt-to-total capitalization	(%)	30%	30%		30%	29%	30%	30%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2016

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'16	Q2'16	Q3'16	Q4'16	YTD	Q1'16	Q2'16	Q3'16	Q4'16	YTD	Q1'16	Q2'16	Q3'16	Q4'16	YTD	Q1'16	Q2'16	Q3'16	Q4'16	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	19	35	—	—	54	14	15	—	—	29	(15)	(11)	—	—	(26)	18	39	—	—	57
(+)	Impairment of property, plant and equipment	($)	21	3	—	—	24	—	—	—	—	—	—	—	—	—	—	21	3	—	—	24
(+)	Closure and restructuring costs	($)	2	21	—	—	23	—	—	—	—	—	—	—	—	—	—	2	21	—	—	23
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	2	—	—	2	—	2	—	—	2
(=)	Operating income (loss) before items	($)	42	59	—	—	101	14	15	—	—	29	(15)	(9)	—	—	(24)	41	65	—	—	106

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	42	59	—	—	101	14	15	—	—	29	(15)	(9)	—	—	(24)	41	65	—	—	106
(+)	Depreciation and amortization	($)	73	72	—	—	145	16	15	—	—	31	—	—	—	—	—	89	87	—	—	176

(=)	EBITDA before items	($)	115	131	—	—	246	30	30	—	—	60	(15)	(9)	—	—	(24)	130	152	—	—	282
(/)	Sales	($)	1,085	1,054	—	—	2,139	216	228	—	—	444	—	—	—	—	—	1,301	1,282	—	—	2,583
(=)	EBITDA margin before items	(%)	11%	12%	—	—	12%	14%	13%	—	—	14%	—	—	—	—	—	10%	12%	—	—	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2015

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	75	55	54	86	270	10	17	18	16	61	(14)	(10)	(11)	(8)	(43)	71	62	61	94	288
(+)	Impairment of property, plant and equipment	($)	19	18	20	20	77	—	—	—	—	—	—	—	—	—	—	19	18	20	20	77
(-)	Net gains on disposals of property, plant and equipment	($)	—	(14)	—	—	(14)	—	—	—	—	—	(1)	—	—	—	(1)	(1)	(14)	—	—	(15)
(+)	Closure and restructuring costs	($)	—	1	1	1	3	1	—	—	—	1	—	—	—	—	—	1	1	1	1	4
(=)	Operating income (loss) before items	($)	94	60	75	107	336	11	17	18	16	62	(15)	(10)	(11)	(8)	(44)	90	67	82	115	354

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	94	60	75	107	336	11	17	18	16	62	(15)	(10)	(11)	(8)	(44)	90	67	82	115	354
(+)	Depreciation and amortization	($)	74	75	75	73	297	16	16	14	16	62	—	—	—	—	—	90	91	89	89	359

(=)	EBITDA before items	($)	168	135	150	180	633	27	33	32	32	124	(15)	(10)	(11)	(8)	(44)	180	158	171	204	713
(/)	Sales	($)	1,146	1,110	1,092	1,110	4,458	218	216	214	221	869	—	—	—	—	—	1,364	1,326	1,306	1,331	5,327
(=)	EBITDA margin before items	(%)	15%	12%	14%	16%	14%	12%	15%	15%	14%	14%	—	—	—	—	—	13%	12%	13%	15%	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2016			2015
		Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,085	1,054	2,139	1,146	1,110	1,092	1,110	4,458
Operating income	($)	19	35	54	75	55	54	86	270
Depreciation and amortization	($)	73	72	145	74	75	75	73	297
Impairment of property, plant and equipment	($)	21	3	24	19	18	20	20	77

Paper
Paper Production	('000 ST)	785	715	1,500	808	806	794	837	3,245
Paper Shipments - Manufactured	('000 ST)	786	752	1,538	804	783	779	797	3,163
Communication Papers	('000 ST)	657	627	1,284	669	653	648	669	2,639
Specialty and Packaging	('000 ST)	129	125	254	135	130	131	128	524
Paper Shipments - Sourced from 3rd parties	('000 ST)	32	29	61	35	29	35	28	127
Paper Shipments - Total	('000 ST)	818	781	1,599	839	812	814	825	3,290
Pulp
Pulp Shipments(a)	('000 ADMT)	369	360	729	350	345	333	386	1,414
Hardwood Kraft Pulp	(%)	6%	4%	5%	9%	8%	8%	8%	8%
Softwood Kraft Pulp	(%)	69%	66%	67%	65%	65%	65%	69%	66%
Fluff Pulp	(%)	25%	30%	28%	26%	27%	27%	23%	26%

Personal Care Segment
Sales	($)	216	228	444	218	216	214	221	869
Operating income	($)	14	15	29	10	17	18	16	61
Depreciation and amortization	($)	16	15	31	16	16	14	16	62

Average Exchange Rates	$US / $CAN	1.375	1.289	1.332	1.241	1.229	1.309	1.335	1.279
	$CAN / $US	0.727	0.776	0.751	0.806	0.813	0.765	0.749	0.782
	€ / $US	1.103	1.130	1.117	1.126	1.106	1.112	1.095	1.110

(a)  Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.